EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS IS AN AGREEMENT made and entered into as of October 17, 2016 (the “Effective Date”), by and between Horizon Scientific, Inc., a South Carolina corporation with business offices at 125 Varnfield Drive, Summerville, SC (“Employer” or the “Company”), and Gregory J. Deutschmann (“Employee”) having a residential address of 739 Olde Central Way, Mount Pleasant, SC 29464.

WHEREAS, Employee has been and is now employed with Employer; and

WHEREAS, Standex International Corporation (“Standex”) has entered into a Stock Purchase Agreement (the “Purchase Agreement”) with the stockholders of the Employer pursuant to which Standex will acquire all of the issued and outstanding stock of the Employer, and maintain Employer as a wholly owned subsidiary of Standex on and after the closing date listed in the Purchase Agreement, if certain conditions are fulfilled; and

WHEREAS, one of the conditions of the Purchase Agreement is the execution of this Employment Agreement by Employee and Employer contemporaneously with the closing of the transaction contemplated by the Purchase Agreement; and

WHEREAS, both Employer and Employee are desirous of entering into this Agreement for the mutual benefits contained herein and in order to satisfy the aforesaid condition and facilitate the consummation of the transaction contemplated in the Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Employment/Employment Term/Best Efforts.

Employer and Employee agree to enter into this Agreement for the confirmation of the continuation of Employee’s employment with the Employer as of the date hereof and ending October [13], 2019 (the “Employment Contract Term”), on a full-time basis in the capacity of President, Standex Scientific Refrigeration, a unit of the Standex Food Service Equipment Group, subject to the direction and control of the Group President of the Standex Foodservice Equipment Group and/or Standex executive management.  In such capacity, Employee shall have general management and oversight responsibility for Standex Scientific Refrigeration, a unit to be formed through the combination and integration (the “Integration”) of the businesses of the Employer and the existing scientific refrigeration business of Standex’s Nor-Lake, Incorporated subsidiary.  In this regard, subject to the direction of Standex senior management, Employee shall focus his efforts on success of the Integration and on profitably growing Standex Scientific Refrigeration.  Employee agrees to faithfully and diligently use his best efforts to perform his duties and obligations in this position, including but not limited to best efforts to maintain and enhance customer relationships with all customers of Standex Scientific Refrigeration.  Said employment shall be subject to and governed by the terms and conditions herein set forth. After the expiration of the Employment Contract Term, Employee shall be extended the then standard form of employment agreement in effect for Presidents of other Standex business units substantially in the form attached (the “Standard Agreement”) which will have an initial term running through June 30, 2020 with automatic renewals for consecutive one year periods unless terminated in accordance with the provisions thereof.

2.

Compensation; Fringe Benefits; Long Term Incentive Compensation.

(a)

Salary.  As compensation for the full-time performance of services hereunder during the Employment Contract Term, Employee shall receive a salary of Two Hundred Fifty Thousand Dollars ($250,000) per year, payable in semi-monthly installments pursuant to regular Employer payroll practices, which salary shall be subject to statutory withholding. Employee shall be entitled to receive such increases in this minimum base salary, as shall be determined under Standex’s customary practices as are in use from time to time.  For the avoidance of doubt, the salary set forth in this Section 2(a) in connection with Employee’s employment during the Employment Contract Term is an absolute obligation of Employer and shall be paid or provided by Employer to Employee throughout the Employment Contract Term, except to the extent the Employment Contract Term is first terminated by the Employee pursuant to Section 6(a) hereof or by the Company pursuant to Section 6(b), (c) or (d) hereof.

(b)

Participation in Executive Compensation Program.  From and after October [14], 2016, Employee shall be eligible to participate in the Standex executive compensation program, as it is administered by the Compensation Committee of Standex’s Board of Directors (the “Compensation Committee”). All grants, incentive payments and awards shall be governed by the terms of the Standex 2008 Long Term Incentive Plan and any amendments.    The following benefits under such program shall be provided to Employee:

(i)

Annual Incentive.  Employee shall receive an annual cash incentive bonus opportunity payable each September after the close of the Company’s June 30 fiscal year, at a target of 50% of base compensation and variable from 0% to 200% of target based on the achievement of certain financial and strategic metrics set by the Compensation Committee.  For the fiscal year ending June 30, 2017 only, Employee agrees that such cash incentive shall be pro-rated from the actual effective date of this Agreement of fiscal year performance, due to his employment inception date. Starting in fiscal 2018, Employee may elect to defer a portion of his cash incentive payment into the receipt of discounted restricted stock units under the terms of the Company’s Management Stock Purchase Program (a component plan under the terms of the Standex 2008 Long Term Incentive Plan).

(ii)

Long Term Incentive Plan.  Employee is eligible to participate in the Standex Long Term Incentive Plan, which provides equity awards currently through a combination of both restricted stock grants and performance share units. Employee’s target award as a percentage of base salary shall be 50%, and the level of achievement with respect to the performance share units shall vary from 0% to 200% of target based on the achievement of certain financial metrics set by the Compensation Committee of the Board of Directors of Standex. An initial grant having such target value shall be awarded to Employee on the closing date of the transaction contemplated by the Purchase Agreement.

(iii)

Automobile Allowance.  Employee shall be eligible to receive an automobile allowance equal to $16,250 per year payable in equal installments through the year at such time as payroll payments are made.

(iv)

Other Benefit Plans and Programs.  Employee shall be eligible to participate in such other defined contribution retirement benefit plans as are made available, from time to time, to executive management employees of Standex.

(v)

Benefit Plans/Fringe Benefits.  Employee (and his eligible dependents) shall be entitled to participate in such medical, dental, life insurance, vacation, and other usual and customary benefit plans as are made available to employees of the Employer, which may be amended from time to time or replaced by Standex.

2.

Non-Compete.  Employee covenants and agrees that during the Employment Contract Term (the “Non-Compete Period”), he shall not engage, directly or indirectly, in the business of designing, manufacturing, marketing, modifying, distributing or selling refrigeration systems for use in medical, clinical, research and scientific laboratory applications (the “Restricted Business”) worldwide; provided, however, that he may acquire or otherwise own less than a five percent (5%) equity interest in a publicly held enterprise engaged in the Restricted Business as long as he does not render advice or assistance to such enterprise.  In addition, during the Non-Compete Period, Employee shall not, directly or indirectly, persuade or attempt to persuade any employee of the Standex Scientific Unit to leave the employment of Standex and its subsidiaries, or to become employed by any person other than Standex and its subsidiaries for the purpose of engaging in the Restricted Business; provided that the foregoing shall not restrict the Employee from (i) soliciting employees through general solicitations or (ii) soliciting employees through use of a recruiting firm provided that the Employee did not instruct the recruiting firm to approach employees of the Company.  Employee agrees that the provisions of this Section 3 are reasonable and necessary for Employer's and Standex’s reasonable protection and that if any portion thereof shall be held contrary to law or invalid or unenforceable in any respect in any jurisdiction, or as to one or more periods of time, geographic area, areas of business activities, or any part thereof, the remaining provisions shall not be affected but shall remain in full force and effect and that any such invalid or unenforceable provision shall be deemed, without further action on the part of any person, modified and limited to the extent necessary to render the same valid and enforceable in such jurisdiction.  Employee further agrees that the remedies at law in the event of a breach of or a default under this Section 3 may be insufficient and that Employer and/or Standex shall be entitled to seek the immediate grant of equitable relief including, but not limited to, the remedy of specific performance to enjoin any breach, or the continuation of any breach, of the provisions of this Section 3.

It is the intention of the parties that, upon expiration of the Employment Contract Term the non-competition and non-solicitation covenants set forth in this Agreement shall terminate and be of no further force and effect and upon the execution of the Standard Agreement the non-competition and non-solicitation covenants set forth in the Standard Agreement shall apply.  It is the mutual intention of the parties that the non-compete/non-solicitation provisions of this Section 3 and the non-compete/non-solicitation provisions in the Standard Agreement, once executed, supplement and are distinct and separate obligations from those non-competition and non-solicitation provisions of the Purchase Agreement, and the obligations set forth in the Purchase Agreement shall not in any way limit or be limited by the obligations set forth in this Agreement or in the Standard Agreement.  In addition, on the first day of Employee’s employment hereunder and as a condition of the signing of this Agreement, Employee shall be required to sign the standard Standex International Corporation Invention and Trade Secret Agreement.  It is the intention of the parties that the non-competition and non-solicitation covenants set forth herein and in the Standard Agreement shall take precedence over such provisions in the Invention and Trade Secret Agreement.

4.

Trade Secrets.  During the Employee’s employment with Employer and/or Standex and/or its subsidiaries and thereafter, Employee agrees that he will not disclose to others, except as necessary in his performance of his duties for Employer, or use for his own benefit any trade secrets or confidential information of a technical, commercial, financial or other nature pertaining to the business of Standex, or pertaining to any of Standex’s clients, customers, consultants, licensees or affiliates, which information has been acquired by the Employee during the period of his employment, unless such trade secrets or confidential information (i) become generally made known or available to the public through no fault or affirmative action of the Employee or (ii) become known to the Employee through a source other than the Employer, which source was not known by the Employee to be subject to an obligation of confidentiality to the Employer .

Upon termination of his employment with Employer, Employee shall deliver to Employer and/or Standex all notes, memoranda, notebooks, drawings, records, documents and reproductions thereof kept by Employee or in his possession, whether prepared by his or others, used in or pertaining to any of the processes, apparatus or products of Standex and its subsidiaries, to the extent reasonably practical to do so, it being hereby acknowledged that all such items are the sole property of Standex and its subsidiaries.  If, following termination of employment with Employer, Employee discovers any notes, memoranda, notebooks, drawings, records, documents, he shall promptly deliver them to Employer and/or Standex.

5.

Intellectual Property.  During the Employee’s employment with Employer and/or Standex and/or its subsidiaries, the Employer, Employee, or the Employer and Employee jointly, may create, develop or reduce to practice inventions, discoveries, improvements, methods, designs, processes, works of authorship, know-how, show-how, formulas or ideas (collectively “Intellectual Property”), whether or not patentable, copyrightable, capable of trade secret or other legal protection.  Any and all Intellectual Property developed by Employee, either alone or in conjunction with others, at any time or at any place during the Employee’s employment with Employer and/or Standex and/or its subsidiaries whether or not reduced to writing or practice during such respective term, which is within the scope of his employment services and relates to the business in which the Employer is engaged or in which, to the knowledge of the Employee, the Employer intends to engage, or which were developed or made in whole or in part using Employer facilities, resources or property, or at Employer’s expense, shall be the exclusive property of the Employer.  Employee shall promptly disclose any such inventions to the Employer, and, at the request and expense of the Employer, shall assign all of his rights, title and interest in the same to the Employer.  Employee, at the Employer’s cost and expense, agrees to fully cooperate with the Employer and to sign all instruments necessary or desirable and take such other action as the Employer may request in connection with the filing, prosecution and enforcement of any patent or other rights in and to the Intellectual Property in the United States or any foreign country.  Employee hereby appoints Employer as Employee's attorney-in-fact to execute and deliver any such instruments on Employee's behalf in the event Employee fails or refuses to do so within a reasonable time following Employer’s request.

All copyrightable work created by Employee during the Employee’s employment with Employer and/or Standex and/or its subsidiaries is specially commissioned by Employer as “work made for hire” as defined in Section 101 of the Copyright Act of 1976, and Employer shall be considered the sole author of any such copyrightable work.  In the event that such copyrightable work is not considered work made for hire for any reason, Employee hereby grants, assigns, and transfers to the Employer all right, title and interest in such copyrightable work and will assist the Employer and its nominees in every way, at the Employer’s expense, to secure, maintain and defend for the Employer’s benefit copyrights and any extensions and renewals thereof on any and all such work including translations thereof in any and all countries, such work to be and to remain the exclusive property of the Employer whether copyrighted or not.

6.

Termination.  This Agreement shall terminate upon any of the following events:

(a)

Not-for-Cause Termination.   Either the Employer or the Employee shall have the right to terminate this Agreement by giving the other party thirty (30) days advance written notice (the “Notice Period”), at any time during the Term, stating his/its intention to terminate the Agreement.  Such termination will be effective at the end of the Notice Period.  In the event of notice of termination, the provisions of Section 7 shall apply.

(b)

Death:  Employee’s employment shall terminate upon his death, and all liability of Employer shall thereupon cease except for compensation for past services remaining unpaid and for any benefits due to Employee’s estate or others under the terms of any benefit plan of Employer then in effect in which Employee participated.

(c)

Disability:  In the event that Employee becomes substantially disabled (as verified by appropriate medical certification) during the term of this Agreement for a period of six consecutive months so that he is unable to perform the services as contemplated herein, then Employer, at its option, may terminate Employee’s employment upon written notification to Employee at any time during the continuation of such inability, and the provisions of Section 7 shall apply.  Until such termination option is exercised, Employee will continue to receive his full salary and fringe benefits.

(d)

Material Breach:  In the event of the commission of any material breach of the terms of this Agreement by the Employee, Standex may cause this Agreement to be terminated on ten (10) days’ prior written notice.  Standex may remove Employee from all duties and authority commencing on the first day of any such notice period, however, payment of compensation and participation in all benefits shall continue through the last day of such notice period.  For purposes of this Agreement, material breach shall be defined as:

(i)

an act or acts of dishonesty on the Employee’s part which are intended to result in his substantial personal enrichment at the expense of the Employer; or

(ii)

the Employee willfully, deliberately and continuously fails to materially and substantially perform his duties hereunder and which result in material detriment to Standex (other than such failure resulting from the Employee’s incapacity due to physical or mental disability) after demand for substantial performance is given by the Employer to the Employee specifically identifying the manner in which the Employer believes the Employee has not materially and substantially performed his duties hereunder and the Employee has had at least thirty (30) days to improve his performance; or

(iii)

the Employee willfully and deliberately fails to comply with the Employer’s code of conduct, financial corporate policies or other significant, written corporate policies of the Employer.

(e)

Resignation for Good Reason.  The Employee shall have the right to terminate this Agreement upon ten (10) days’ prior written notice for Good Reason.  “Good Reason” shall be defined as any of the following occurring without the Employee’s written consent:

(i)

a material breach of this Agreement by the Employer;

(ii)

the relocation of Employee’s principle place of employment more than fifty (50) miles from the Employee’s current place of employment;

(iii)

a substantial reduction by the Employer of the Employee’s job responsibilities which is not connected to the Employee’s illness or disability; or

(iv)

a reduction of the Employee’s base salary or target annual cash incentive bonus percentage.

7.

Severance.  Notwithstanding anything else contained in this Agreement, in the event that Employee’s employment is terminated prior to the end of the Employment Contract Term by Employer pursuant to Section 6(a) of this Agreement or by Employee under Section 6(e), the Employee shall receive severance pay equal to base salary for the greater of (i) the remainder of the Employment Contract Term or (ii) twelve (12) months following termination of employment.  Severance will be paid in accordance with normal and customary payroll practices of the Employer.  The aggregate severance will be based on the Employee’s then current, annual base compensation. No severance shall be due if Employee is terminated pursuant to Sections 6 (b), (c) or (d) herein.

8.

Accelerated Stock Vesting upon Separation from Employment.  Upon Employee’s departure from Standex employment pursuant to Section 6(e) or, after the expiration of the Employment Contract Term, upon Employee’s departure from Standex employment, for any reason other than those reasons set forth in Section 6(d), all Standex unvested stock that has been granted to Employee during the Employment Contract Term, but which has not yet reached its vesting date under the terms of such grant(s), shall immediately vest on the date of the Employee’s last day of employment, regardless of the terms of such grant(s) (the “Accelerated Awards”). This accelerated vesting shall only occur after the Employment Contract Term has expired, and in the event that none of the conditions in Section 6(d) herein are present.  For the sake of clarity, this accelerated vesting shall not apply to any equity awards made to Employee subsequent to the Employment Contract Term.

For purposes of calculating the number of shares to be vested and distributed pursuant to the Accelerated Awards, the following shall apply:

(i)

All restricted stock units shall vest on a one-to-one basis based on the number of shares underlying the outstanding restricted stock units and such shares shall be distributed as soon as reasonably practicable upon such vesting; and

(ii)

The number of performance stock units that vest shall be the actual number of such units that are achieved during the performance period provided for with respect to the underlying award agreements as determined by the Compensation Committee of the Standex Board of Directors at the conclusion of the applicable performance period.  Distribution of shares underlying the actual achieved performance share units shall be made as soon as reasonably practicable after the Compensation Committee’s performance determination.

9.

Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.  No waiver shall be valid unless in writing and signed by Employee or by an authorized officer of Employer.

10.

Notices.  Any notice to be given pursuant to this Agreement shall be sent by certified mail, postage prepaid, to the parties at the following addresses or at such other address as either party may from time to time in writing designate:

To Employee:

Gregory J. Deutschmann

739 Olde Central Way

Mount Pleasant, SC 29464

With a copy (which shall not constitute notice) to:

Drinker Biddle & Reath LLP

One Logan Square, 20th Floor

Philadelphia, PA  19103-6996

Attn:  Neil Haimm: neil.haimm@dbr.com

Fax: (215) 988-2757

To Employer:

c/o Standex International Corporation

11 Keewaydin Drive #300

Salem, New Hampshire 03079

Attention:  Legal Department

11.

Entire Agreement; Amendment.  This Agreement supersedes any employment understanding or agreement, which may have been previously made by Employer with Employee, and this Agreement represents all the terms and conditions and the entire agreement between the parties hereto with respect to such employment.  This Agreement may be modified or amended only by written documents signed by Employer and Employee.

12.

Assignments; Survival.  This Agreement is personal between Employer and Employee and may not be assigned; provided, however, that Employer shall have the absolute right at any time, or from time to time, to sell or otherwise dispose of its assets or any part thereof, to reconstitute the same into one or more subsidiary corporations or divisions or to merge, consolidate or enter into similar transactions.  In the event of any such assignment, the term "Employer" as used herein shall mean and include such successor company or corporation.

The parties acknowledge and agree that the obligations contained in Sections 3, 4, 5, 7, 8, 12 and 13 shall survive the termination of this Agreement in accordance with their respective terms.

13.

Governing Law; Binding Nature of Agreement.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of South Carolina notwithstanding the choice of law provisions.  This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, successors and assigns to the extent set forth herein.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement shall be brought in any Federal court of competent jurisdiction and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

14.

Covenants Severable.  In the event that any covenant of this Agreement shall be determined invalid or unenforceable and the remaining provisions can be given effect, then such remaining provisions shall remain in full force and effect.

15.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, Employer has caused this Agreement to be executed on its behalf by its authorized officers and Employee has executed this Agreement as of the day and year first above written.

Horizon Scientific, Inc.

/s/ Alan J. Glass

By:

________________________________

Alan J. Glass

Its:

Vice President & Secretary

/s/  Gregory J. Deutschmann

________________________________

Gregory J. Deutschmann

[Signature Page to Deutschmann Employment Agreement]